Power of Attorney
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          KNOW ALL MEN BY THESE PRESENTS, that the undersigned
does hereby constitute and appoint Lindsay D. Stewart and John F.
Coburn III, and any one of them, his true and lawful attorney and agent to execute in his name any and all reports required to be filed under
Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

          This Power of Attorney revokes all prior powers of attorney relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.

DATED:  August 4, 2004

                                                      By:   /s/ Adam S. Helfant
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                                                                Adam S. Helfant